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                                                                   Exhibit 10.15

                              SEPARATION AGREEMENT

     This Separation Agreement (the "Agreement") is made as of the 30/th/ day of September, 2002 by and between ENTERPRISE FINANCIAL SERVICES CORP. (formerly known as Enterbank Holdings, Inc.), a Delaware corporation (the "Company") and FRED ELLER (the "Executive").

                                    RECITALS:

     A. The Company has employed the Executive to perform such executive and managerial duties as have from time to time been delegated to him under the terms of a Key Executive Employment Agreement made and entered into as of September 1, 2000 by and between Enterbank Holdings, Inc. and the Executive (the "Employment Agreement").

     B. The Executive desires as of September 30, 2002 to voluntarily leave his employment with the Company to pursue other business opportunities and the Company is willing to permit the Executive to do so, subject to the terms of this Agreement.

     C. The Company and the Executive have reached certain mutual understandings regarding the terms and conditions of the Executive's voluntary withdrawal from his employment with the Company, as set forth in this Agreement. Those understandings include, but are not limited to, modifications to the non-competition and other restrictive covenants and conditions contained in the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for such other and further consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment Status. The Executive will voluntarily resign from, and his last day of employment with, the Company will be September 30, 2002 (the "Effective Date"). The Executive will be paid his base salary through the Effective Date in accordance with the Company's normal payroll practices. The Executive hereby resigns from his positions as President and Chief Executive Officer of the Company and any other positions he may hold as an officer of the Company as of the Effective Date. The Executive shall execute such further documents as the Company may require to evidence such resignations. The Executive shall retain his position as a director of the Company from and after the Effective Date for as long as he may be elected as a director of the Company by its shareholders in accordance with the provisions of the Company's articles of incorporation and bylaws for the election of directors.

     2. Non-Compete Payments. Notwithstanding the provisions of Section 4.a.v. of the Employment Agreement regarding the voluntary resignation by the Executive of his employment with the Company, and provided the Executive complies with all his


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obligations under this Agreement, the Company will make the following payments
(collectively called the "Non-Compete Payments") to the Executive:

          (a) On October 1, 2002, the lump sum of Two Hundred Thousand Dollars ($200,000.00).

          (b) On January 15, 2003, the lump sum of One Hundred Sixty Thousand Dollars ($160,000.00).

          (c) Commencing on January 31, 2004, and continuing on the last day of each month thereafter through September 30, 2005, the sum of Fifteen Thousand Dollars ($15,000.00).

Except for the foregoing Non-Compete Payments, any fees for acting as a director of the Company and any other payments specifically set forth in this Agreement, the Executive shall not be entitled to receive any other compensation or other employee benefits from the Company, including, but not limited to, those set forth in the Employment Agreement, from and after the Effective Date. In the event of the death of the Executive during the time any of the foregoing payments are being made hereunder, all such payments shall immediately cease on and as of the date of the Executive's death and neither the Executive nor his estate or anyone claiming by or through the Executive shall have any claim for any of such payments that are to be made on or after the date of the Executive's death.

     3. Health Benefits. The Executive's health coverage under the Company's group plan will terminate on the Effective Date. From and after the Effective Date, the Company will offer the Executive and qualifying dependents the benefits to which the Executive is entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). As long as the Executive has not breached any of the provisions of this Agreement, the Company shall pay the monthly premium for the Executive's health care coverage under COBRA for the eighteen (18) month period commencing as of the Effective Date; provided, however, the Company's obligation to pay such monthly premium shall not exceed Five Hundred Dollars ($500.00) in any month. In the event such monthly premium exceeds Five Hundred Dollars ($500.00) in any month, then the Executive shall be responsible for paying such excess amount. The Company shall have the option, but not the obligation, to pay such excess amount and offset such amount against the payments to be paid to the Executive under Section 2, above.

     4. Amendment, Incorporation and Termination of Employment Agreement. The parties hereby acknowledge and agree that Paragraph 8 of the Employment Agreement shall be amended as follows: the "restricted period" as defined therein shall be changed from two (2) years to three (3) years, and any reference throughout Paragraph 8 of the Employment Agreement to two (2) years shall hereby be amended to three (3) years. The Employment Agreement shall be terminated as of the Effective Date with the exception of the provisions of the Employment Agreement in Paragraph 5 (Company Documents), Paragraph 6 (Non-Disclosure of Information), Paragraph 7 (Subsequent

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Employment), Paragraph 8, as amended pursuant to the preceding sentence (Non-
Competition), Paragraph 9 (Non-Disparagement) and Paragraph 10 (Remedies), which provisions shall remain in full force and effect, shall survive the termination of this Agreement and are hereby affirmed and ratified and made a part of this Agreement by this reference.

     5.   Miscellaneous.

          (a) Cooperation. Executive agrees to cooperate fully with the Company and any Affiliate (as hereafter defined) in its defense of or other participation in any administrative, judicial or other proceeding arising from any charge, complaint or other action that has been or may be filed. "Affiliate" shall mean any person which is controlled by the Company, either directly or through use of some subsidiary corporations or Affiliates, or is under common control with the Company. "Control" or "controlled" means the direct or indirect ownership of fifty percent (50%) or more of a person or entity.

          (b) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and permitted assigns. The Executive may not assign his rights or delegate his duties under this Agreement either in whole or in part without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be void. The Company has the right to assign this Agreement and its obligations hereunder, but shall remain jointly liable for those obligations after any such assignment.

          (c) Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

          (d) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Missouri excluding that body of law pertaining to conflict of laws.

          (e) Notices. Any notice or consent required by this Agreement shall be in writing and either (i) personally delivered, (ii) mailed by certified or registered mail, postage-prepaid, return receipt requested, or (iii) sent by telefacsimile transmission and followed by delivery via U.S. mail, to such party at the address and facsimile number to be provided by him or it or to such other address and/or facsimile number as such party may hereafter designate by notice given in accordance herewith. Such notices or consents shall be deemed duly given upon the earliest to occur of (i) actual receipt, (ii) deposit in the United States mail as hereinbefore set forth, or (iii) electronic confirmation of transmission by telefacsimile.

          (f) Complete Understanding; Modification. This Agreement, together with any exhibits hereto executed by the parties, constitutes the complete and exclusive

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understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

          (g) Jurisdiction and Venue. Any suit or legal proceeding with respect to this Agreement shall be brought in the Circuit Court of St. Louis County, Missouri or the United States District Court for the Eastern District of Missouri. The parties hereto consent to the personal jurisdiction of the Circuit Court of St. Louis County, Missouri and the federal court for the Eastern District of Missouri.

          (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (i) Severability. The Company and the Executive both acknowledge their understanding and intention that all of the provisions of this Agreement shall be enforced to the fullest extent permissible. Accordingly, in the event any provision of this Agreement shall be found invalid, void and/or unenforceable, for any reason, neither this Agreement generally nor the remainder of this Agreement shall thereby be rendered invalid, void, and/or unenforceable, but instead each such provision, and (if necessary) other provisions hereof, shall be reformed by a court of competent jurisdiction so as to effect, insofar as is practicable, the intention of the parties as set forth in this Agreement; provided, however, that if such court is unable or unwilling to effect such reformation, the remainder of this Agreement shall be construed and given effect as if such invalid, void, and/or unenforceable provisions had not been a part hereof.

          (j) Recitals. Each of the Recitals set forth on the first page of this Agreement are hereby incorporated into this Agreement and made a part hereof and form an integral part of this Agreement.

          (k) No Adverse Inference. This Agreement shall not be construed more strongly against one party or the other. The parties to this Agreement had equal access to, input with respect to and influence over the provisions of this Agreement. Accordingly, no rule of construction which requires that any allegedly vague or ambiguous provision be interpreted more strongly against one party than the other shall be used in interpreting this Agreement.

             [The remainder of this page left intentionally blank.]

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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the
Effective Date.

EXECUTIVE:                              COMPANY:

                                        ENTERPRISE FINANCIAL
                                        SERVICES CORP.


 /s/ Fred H. Eller                      By: /s/ Frank H. Sanfilippo
------------------                          ------------------------------
Fred Eller                              Name:   Frank H. Sanfilippo
                                             -----------------------------
                                        Title:  Chief Financial Officer
                                              ----------------------------

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